UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009*
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE:  The purpose of this amendment is to change the exhibit number from Exhibit 99.1 to Exhibit 10.11 and to change one of the Item references to reflect the correct nature of the filing.  Specifically, the information disclosed under Item 5.02 in this amendment was incorrectly disclosed under Item 2.02 in the Registrant's original Form 8-K.  No other changes have been made to the text of the Registrant's original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Registrant”) held on May 13, 2009, the Registrant’s shareholders approved the Dynex Capital, Inc. 2009 Stock and Incentive Plan (the “2009 Plan”), which the Registrant’s Board of Directors had adopted, subject to shareholder approval, on March 30, 2009.

The 2009 Plan, which became effective on May 13, 2009 (the “Effective Date”) is designed to assist the Registrant and certain related entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Registrant and the related entities and to associate their interests with those of the Registrant and its shareholders.  The 2009 Plan authorizes the granting of incentive or non-qualified stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance share awards, stock units and incentive awards and includes the authority to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended.  Eligible participants will be employees, directors, advisors and consultants of the Registrant and certain of its related entities who are designated by the Compensation Committee of the Registrant’s Board of Directors, which will administer the 2009 Plan (the “Committee”).  Unless sooner terminated by the Registrant’s Board of Directors, the 2009 Plan will terminate on May 12, 2019, provided that awards that are outstanding on the date of termination will remain valid in accordance with their terms.

The 2009 Plan provides that, subject to certain capital adjustments, the maximum number of shares of the Registrant’s common stock that may be issued under the plan is 2,500,000.  As set forth in the 2009 Plan, each type of award under the plan is also subject to a per-participant calendar year limit.  The Registrant previously adopted the Dynex Capital, Inc. 2004 Stock Incentive Plan, which was approved by the Registrant’s shareholders on July 20, 2004 (the “Prior Plan”).  As a result of the shareholders’ approval of the 2009 Plan, no additional awards will be made under the Prior Plan on or after May 13, 2009, although all awards that were outstanding under the Prior Plan as of May 13, 2009 remain outstanding in accordance with their terms.  No shares of the Registrant’s common stock authorized for issuance under the Prior Plan will be transferred to or used under the 2009 Plan.

As set forth in the 2009 Plan, the Committee may delegate all or part of its authority and duties to one or more officers of the Registrant.  The Committee may not, however, delegate its authority or duties with respect to awards to individuals who are subject to Section 16 of the Securities Exchange of 1934, as amended.  Subject to the terms of the 2009 Plan, the Committee or its delegate has, among other powers, the authority to grant awards upon such terms as it determines to be appropriate, to interpret all provisions of the 2009 Plan, to prescribe the form of the written agreements specifying the terms and conditions of the awards granted, to adopt, amend or rescind rules and regulations pertaining to the administration of the 2009 Plan, and to make all other determinations necessary or advisable for the administration of the 2009 Plan, including in connection with a change in control of the Registrant.

The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the more detailed description of the 2009 Plan contained in, and the full text of the 2009 Plan which was attached as Appendix A to, the Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2009 in connection with the Registrant’s 2009 Annual Meeting of Shareholders, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.11	Dynex Capital, Inc. 2009 Stock and Incentive Plan, effective as of May 13, 2009 (incorporated herein by reference to Appendix A to Dynex’s Proxy Statement filed April 3, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 15, 2009	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer